CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use in this Registration Statement on Form N-4 of American General Life Insurance Company of our report dated April 18, 2024 relating to the statutory financial statements and supplemental information of American General Life Insurance Company, which appears in this Registration Statement. We also consent to the reference to us under the heading “Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

December 13, 2024